UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 12, 2026
OptimizeRx Corporation
(Exact name of registrant as specified in charter)

Nevada	001-38543	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
260 Charles Street, Suite 302
Waltham, MA 02453
(Address of principal executive offices)

Registrant’s telephone number, including area code: 248.651.6568
                           Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	OPRX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 7, 2026 (the “Closing Date”), OptimizeRx Corporation, a Nevada corporation (the “Company” or “Borrower”), entered into a credit agreement (the “Credit Agreement”) with the other loan parties from time to time party thereto (the “Loan Parties”), the lenders from time to time party thereto (the “Lenders”), and Fifth Third Bank, National Association (“Fifth Third”), as Agent, L/C Issuer and Swing Line Lender. Fifth Third also acted as Sole Lead Arranger and Sole Bookrunner in connection with the Credit Agreement.
The Credit Agreement provides for senior secured credit facilities in an aggregate principal amount of $35.0 million on the Closing Date, consisting of (i) a $10.0 million revolving credit facility (the “Revolving Facility”), which includes a $250,000 letter of credit subfacility and a swing line subfacility (with an initial swing line maximum amount of $0), and (ii) a $25.0 million term loan facility (the “Term Loan”), which was funded in a single advance on the Closing Date. In addition, the Credit Agreement provides for an uncommitted incremental accordion feature of up to $25.0 million of additional revolving and/or term loan commitments, subject to customary conditions, including a pro forma total net leverage ratio of no greater than 2.25 to 1.00 and a limit of three incremental increases during the term.
The proceeds of the facilities were or will be used (a) to refinance the Company’s existing obligations under the financing agreement, dated as of October 11, 2023, with Blue Torch Finance, LLC, as administrative and collateral agent (the “Existing Term Loan”), (b) to pay related fees, costs and expenses, (c) to repurchase the Company’s common stock to the extent permitted under the Credit Agreement, and (d) for working capital, capital expenditures and other general corporate purposes. On the Closing Date, the Company terminated and repaid in full all obligations outstanding under the Existing Term Loan with the proceeds from the new Term Loan.
The Revolving Facility and the Term Loan mature on the earliest of (a) May 7, 2031, (b) the date of acceleration of the obligations following an event of default, and (c) the date of prepayment in full and termination of the commitments. The Term Loan amortizes in quarterly principal installments of $312,500, with the remaining outstanding principal balance due at maturity.
Loans under the Credit Agreement bear interest, at the Borrower’s election, at a rate per annum equal to either the Base Rate or Term SOFR (the “Tranche Rate”), in each case plus an applicable margin determined by reference to a pricing grid based on the Company’s total net leverage ratio, ranging from 0.75% to 1.50% for Base Rate loans and from 1.75% to 2.50% for Term SOFR loans. The Company is also required to pay (i) an unused line fee of 0.25% per annum on the undrawn portion of the Revolving Facility, (ii) a letter of credit fronting fee of 0.125% per annum, and (iii) a closing fee of $87,500, which was fully paid on the Closing Date. Upon the occurrence and during the continuance of certain events of default, the applicable interest rate may be increased by 2.00% per annum.
The obligations under the Credit Agreement are guaranteed by each direct and indirect subsidiary of the Company (other than excluded foreign subsidiaries and excluded domestic holding companies) and are secured by a first-priority security interest in substantially all personal property of the Borrower and the other Loan Parties and a pledge of the equity interests of their subsidiaries, with the pledge of voting stock of first-tier foreign subsidiaries and excluded domestic holding companies limited to 65% to the extent a greater pledge would result in material adverse U.S. federal income tax consequences.
The Credit Agreement contains customary affirmative and negative covenants, including limitations on indebtedness, liens, investments, acquisitions (subject to customary permitted acquisition conditions, including a pro forma total net leverage ratio of no greater than 2.50 to 1.00 and consideration not exceeding $5.0 million per acquisition), asset dispositions, restricted payments, transactions with affiliates, mergers and prepayments of other indebtedness. The Credit Agreement also requires the Company to maintain, tested quarterly, (i) a minimum fixed charge coverage ratio of 1.20 to 1.00 and (ii) a maximum total net leverage ratio of 2.75 to 1.00.

The Credit Agreement contains customary events of default, including non-payment, breach of covenants, cross-default to other material indebtedness in excess of a $1.5 million threshold, bankruptcy and insolvency events, material judgments, certain ERISA events, a change of control, and the invalidity of any loan document or lien. Upon the occurrence of an event of default, the Agent may, among other remedies, accelerate the obligations and exercise rights against the collateral.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
The information included in Item 1.01 above of this Current Report on Form 8-K with respect to the termination of the Existing Credit Agreement is incorporated into this Item 1.02 of this Current Report on Form 8-K.
Item 2.02 Results of Operations and Financial Condition.
On May 12, 2026, OptimizeRx Corporation issued a press release announcing its financial results for the first quarter ended March 31, 2026. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 2.02 and Exhibit 99.1 attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1*	Credit Agreement, dated May 7, 2026, among the Company, the other loan parties, the lenders thereto, and Fifth Third
99.1	Press release, dated May 12, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMIZERX CORPORATION

Date: May 12, 2026	By:	/s/ Edward Stelmakh
		Name:	Edward Stelmakh
		Title:	Chief Financial & Strategy Officer
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